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                                                                  EXHIBIT 5.1(a)


                             Andrews & Kurth L.L.P.
                             600 Travis, Suite 4200
                              Houston, Texas 77002

                                                              July 30, 2001

Board of Directors
Anadarko Finance Company
Anadarko Petroleum Corporation
17001 Northchase Drive
Houston, Texas 77060-2141

           Re: Anadarko Finance Company and Anadarko Petroleum Corporation; Registration Statement on Form S-4.

Gentlemen:

         We have acted as special counsel to Anadarko Finance Company, an unlimited liability company organized under the laws of the Province of Nova Scotia, Canada ("Anadarko Finance"), and a wholly-owned, indirect subsidiary of Anadarko Petroleum Corporation, a Delaware corporation ("Anadarko Petroleum" and together with Anadarko Finance, the "Obligors"), in connection with the public offering of (i) $950,000,000 aggregate principal amount of Anadarko Finance's 6 3/4% Series B Senior Notes due 2011 (the "10-Year Exchange Notes") and (ii) $900,000,000 aggregate principal amount of Anadarko Finance's 7 1/2% Series B Senior Notes due 2031 (the "30-Year Exchange Notes" and, together with the 10-Year Exchange Notes, the "Exchange Notes"). The Exchange Notes are to be (i) issued under the Indenture, dated as of April 26, 2001, as amended by a supplemental indenture dated May 23, 2001 (such indenture as supplemented being referenced herein as the "Indenture"), by and among the Obligors and The Bank of New York, as trustee (the "Trustee"), and (ii) fully and unconditionally guaranteed by Anadarko Petroleum pursuant to a guarantee (the "Guarantee") included in the Indenture. The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") by Anadarko Finance to the holders of its issued and outstanding 6 3/4% Series A Senior Notes due 2011 (the "10-Year Original Notes") and the holders of its issued and outstanding 7 1/2% Series A Senior Notes due 2031 (the "30-Year Original Notes" and, together with the 10-Year Original Notes, the "Original Notes"), pursuant to which Exchange Offer, Anadarko Finance is offering to exchange (i) the 10-Year Exchange Notes for a like principal amount of issued and outstanding 10-Year Original Notes and (ii) the 30-Year Exchange Notes for a like principal amount of issued and outstanding 30-Year Original Notes, all as contemplated by the Registration Rights Agreement, dated as of April 26, 2001 (the "April Registration Rights Agreement"), by and among the Obligors and Credit Suisse First Boston Corporation ("CSFB"), and the Registration Rights Agreement, dated as of May 23, 2001 (the "May Registration Rights Agreement" and together with the April Registration Rights Agreement, the "Registration Rights Agreements"), by and among the Obligors and CSFB.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").


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Board of Directors
Anadarko Finance Company
Anadarko Petroleum Corporation
July 30, 2001
Page 2

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

         (a) the registration statement on Form S-4 (Registration No. 333-65082), filed by the Obligors with the Securities and Exchange Commission (the "SEC") on July 13, 2001, and Amendment No. 1 to such Registration Statement, filed with the SEC on July 30, 2001 (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement");

         (b) Anadarko Petroleum's Certificate of Incorporation and By-laws, each as amended to date;

         (c)  an executed copy of the Indenture;

         (d)  executed copies of each of the Registration Rights Agreements;

         (e) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement;

         (f)  the form of the 10-Year Exchange Notes; and

         (g)  the form of the 30-Year Exchange Notes.

         We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Obligors and such agreements, certificates of public officials, certificates of officers or other representatives of the Obligors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

         In our examination, we have assumed, without independent investigation, the legal capacity of all natural persons, the genuineness of all signatures on all documents that we have examined, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In conducting our examination of executed documents or documents to be executed, we have assumed, without independent investigation, that all parties thereto, other than Anadarko Petroleum, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed, without independent investigation, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth below with respect to the Obligors, the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Obligors and others.


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Board of Directors
Anadarko Finance Company
Anadarko Petroleum Corporation
July 30, 2001
Page 2


         Our opinion set forth herein is limited to the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined-on-Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such other law on the opinion stated herein.

         Based upon and subject to the foregoing, having due regard for such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed by Anadarko Finance, authenticated by the Trustee in accordance with the terms of the Indenture and delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Registration Rights Agreement and the Indenture, (1) the Exchange Notes will constitute valid and binding obligations of Anadarko Finance, enforceable against Anadarko Finance in accordance with their terms, and (2) the Guarantee will constitute a valid and binding obligation of Anadarko Petroleum, enforceable against Anadarko Petroleum in accordance with its terms, except, with respect to clauses (1) and (2) above,
(a) to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (b) we express no opinion regarding the enforceability or effect of Section 3.06 of the Indenture.

         In rendering the opinion set forth above, we have assumed that the execution and delivery by Anadarko Finance of the Indenture and the Exchange Notes, the execution and delivery by the Guarantor of the Indenture and the notations on the Exchange Notes relating to the Guarantee, the performance by each of the Obligors of its obligations under the Indenture and the Exchange Notes, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which either Obligor or its properties is subject. In addition, we have assumed that Anadarko Finance is validly existing and in good standing under the laws of its jurisdiction of organization and has complied with all aspects of such laws in connection with the issuance of the Exchange Notes and the related transactions. Also, our opinion set forth above is subject to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors' rights.

         We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                       Very truly yours,

                                       /s/ ANDREWS & KURTH LLP.